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                                                                   Exhibit 23.02


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our reports dated as follows which appear in the registration statement no. 333-9170:

         March 30, 1999 relating to the consolidated financial statements and financial statement schedule of Regent Communications, Inc.,

         January 30, 1998 relating to the consolidated financial statements and financial statement schedules of Regent Communications, Inc.,

         December 17, 1999 relating to the combined financial statements of Forever of NY, Inc.,

         December 17, 1999 relating to the combined financial statements of New Wave Broadcasting, L.P.'s radio stations, KLAQ-FM, KSII-FM, and KROD-AM.

         August 10, 1999 relating to the financial statements of Media One Group
         - Erie, Ltd.,

         February 10, 1998 relating to the financial statements of Continental Radio Broadcasting, L.L.C. and

         January 9, 1998 relating to the financial statements of Radio Station KZXY (FM)

We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data" in such Registration Statement.



PricewaterhouseCoopers LLP

Cincinnati, Ohio
January 24, 2000